EXHIBIT 99.1

DONEGAL GROUP INC. ANNOUNCES FIRST QUARTER RESULTS

Ralph G. Spontak
Senior Vice President and Chief Financial Officer
Phone (717) 426-1931
Fax (717) 426-7009

For Immediate Release

     MARIETTA, Pennsylvania, April 22, 2005 – Donegal Group Inc. (Nasdaq: DGICA and DGICB ) today reported net income for the quarter ended March 31, 2005 of $8,417,088, or $.46 per share on a diluted basis, compared to $6,286,636, or $.35 per share on a diluted basis, before extraordinary item, for the quarter ended March 31, 2004. Net income for the quarter ended March 31, 2004 was $11,732,306, or $.65 per share on a diluted basis, which included an extraordinary gain of $5,445,670, or $.30 per share on a diluted basis, related to an acquisition.

     The Company’s first quarter results were characterized by solid premium growth and continued excellent underwriting results, with the Company posting a combined ratio of 90.6% for the first quarter of 2005 compared to a combined ratio of 92.7% for the comparable period in 2004.

     All 2004 per share information has been restated to reflect a 4-for-3 stock split in the form of a 33 1/3% stock dividend issued on March 28, 2005 to stockholders of record as of March 1, 2005.

     Revenues for the first quarter of 2005 were $78,079,058, an increase of 14.8% over a year earlier. Premiums earned for the first quarter were $71,762,523, a 14.5% increase over the first quarter of 2004. Investment income increased 16.6% to $4,407,468 for the first quarter of 2005 compared to $3,780,017 for the first quarter of 2004 as the Company continues to move some of its short-term funds into tax-exempt securities. Service fees for the first quarter of 2005 were $989,560, an increase of 18.7% over the first quarter of 2004 total of $833,897.

     The Company’s loss ratio for the first quarter of 2005 improved to 57.9% compared to 64.4% for the first quarter of 2004, benefiting from continued pricing improvements and from a relative absence of severe weather in the first quarter of 2005. The Company’s expense ratio decreased to 32.2% for the first quarter of 2005 compared to 32.5% for the fourth quarter of 2004, but was up from 27.8% in the first quarter of 2004, which was favorably impacted by the purchase accounting for the acquisitions in that quarter. The Company’s workers’ compensation policy dividend ratio in the first quarter of 2005 remained unchanged from a year earlier at 0.5%.

     “We are pleased that operating results were improved in both the personal lines and commercial lines sectors, with commercial lines benefiting from improved loss ratios in the workers’ compensation area” stated Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc. “The acquisitions completed in 2004 have continued to perform well and the identification of other solid acquisition candidates continues to be a high priority for the Company,” stated Nikolaus.

     These strong results helped the Company increase its book value per common share 7.1% to $13.81 per share as of March 31, 2005 compared to $12.90 at December 31, 2004.

     The Company announced yesterday that its Board of Directors approved a quarterly cash dividend payable May 16, 2005 of $.10 per share of Class A Common Stock and $.085 per share of Class B Common Stock, to stockholders of record as of May 2, 2005. These dividends represent an increase when compared to the prior year’s cash dividends adjusted for the 4-for-3 stock split.

     The extraordinary gain in the first quarter of 2004 of $5,445,670 resulted from GAAP purchase accounting for unallocated negative goodwill from the Le Mars Insurance Company acquisition completed in early January, 2004.

     The Company will hold a conference call on Friday April 22, 2005, beginning at 11:00 A. M. Eastern Time. You may participate in the conference call by calling 1-800-510-0219 (Passcode 79280048). An instant replay of the conference call will be available until May 2, 2005, by calling 1-888-286-8010 (Passcode 80139543).

     Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in six Mid-Atlantic states (Connecticut, Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).

     All statements contained in this press release that are not historic facts are based on current expectations. Such statements are forward-looking (as defined in the Private Securities Litigation Reform Act of 1995) in nature and necessarily involve a number of risks and uncertainties. Actual results could vary materially. The factors that could cause actual results to vary materially include, but are not limited to, the ability of the Company to maintain profitable operations, the adequacy of the Company’s reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which the Company operates, competition from various insurance and non-insurance businesses, terrorism, legal and judicial developments, changes in regulatory requirements and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

(Tables Follow)

	Quarter Ended March 31

	2005	2004*

Net premiums earned	$71,762,523	$62,699,881
Investment income, net of investment expenses	4,407,468	3,780,017
Realized investment gains	690,291	468,443
Total revenues	78,079,058	68,001,661

Net income before extraordinary Item	$8,417,088	$6,286,636
Net income after extraordinary item	$8,417,088	$11,732,306

Net income per common share before extraordinary item
Basic	$0.47	$0.37
Diluted	$0.46	$0.35

Net income per common share After extraordinary item
Basic	$0.47	$0.68
Diluted	$0.46	$0.65

* Per share information restated for 4-for-3 stock split

Consolidated Statements of Income
(unaudited; in thousands, except per share data)

	Quarter Ended March 31

	2005	2004*

Net premiums earned	$71,763	$62,700
Investment income, net of investment expenses	4,407	3,780
Realized investment gains	690	468
Lease income	229	220
Service fees	990	834

Total revenues	78,079	68,002

Losses and loss expenses	41,538	40,371
Amortization of deferred policy acquisition costs	11,486	8,345
Other underwriting expenses	11,654	9,058
Other expenses	430	583
Dividends	351	368
Interest	499	338

Total expenses	65,958	59,063

Income before income taxes and extraordinary item	12,121	8,939
Income tax expense	3,704	2,652

Net income before extraordinary Item	8,417	6,287
Extraordinary item	—	5,445

Net income after extraordinary Item	$8,417	$11,732

Net income per common share before extraordinary item
Basic	$0.47	$0.37

Diluted	$0.46	$0.35

Net income per common share after extraordinary item
Basic	$0.47	$0.68

Diluted	$0.46	$0.65

* Per share information restated for 4-for-3 stock split
Supplementary Financial Analysts’ Data

Weighted average number of shares outstanding
Basic	17,946,915	17,186,431

Diluted	18,473,084	18,011,373

Net written premiums	$74,498	$68,416

Book value per common share	$13.81	$12.90

Consolidated Balance Sheet
(unaudited; in thousands)

	March 31, 2005	December 31, 2004

ASSETS
Investments:
Fixed Maturities:
Held to maturity, at amortized cost	$190,629	$182,574
Available for sale, at fair value	245,889	226,757
Equity securities, at fair value	34,634	33,505
Investments in affiliates	8,748	8,865
Short-term investments, at cost, which approximates fair value	24,169	47,368

Total investments	504,069	499,069

Cash	8,331	7,350
Premiums in course of collection	45,975	44,267
Reinsurance receivable	95,792	98,479
Accrued investment income	4,794	4,961
Deferred policy acquisition costs	22,530	22,258
Prepaid reinsurance premiums	37,722	35,907
Property and equipment, net	5,500	5,509
Deferred income taxes	12,850	10,922
Other assets	4,309	6,693

Total assets	$741,872	$735,415

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$265,842	$267,190
Unearned premiums	179,009	174,458
Accounts payable and accrued expenses	10,911	13,414
Debt	30,929	30,929
Due to affiliates	92	241
Other liabilities	7,146	6,479

Total liabilities	493,929	492,711
Shareholders’ equity:
Preferred stock	—	—
Class A common stock	139	104
Class B common stock	42	32
Additional paid-in capital	132,253	131,980
Accumulated other comprehensive income	1,350	4,750
Retained earnings	115,051	106,730
Treasury stock, at cost	(892)	(892)

Total shareholders’ equity	247,943	242,704

Total liabilities and shareholders’ equity	$741,872	$735,415